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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We will be in a position to issue our consent to the inclusion in this Amendment No. 1 to registration statement on Form S-1 (File No. 333-42075) of our report dated December 5, 1997, on our audits of the consolidated financial statements and financial statement schedules of Keebler Foods Company after consummation of the proposed stock split, as discussed in Note 23. We also consent to the references to our firm under the captions "Experts," "Summary Consolidated Historical Financial Data" and "Selected Historical Financial Data."


/s/ COOPERS & LYBRAND L.L.P.

Chicago, Illinois

January 7, 1998